UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 13, 2007

(Date of earliest event reported)

Pioneer Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	333-103293 (Commission File Number)	44-0607504 (I.R.S. Employer Identification No.)

4700 Belleview Avenue, Suite 300

Kansas City, Missouri 64112

(Address of principal executive office)(Zip Code)

(816) 756-2020

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant's Certifying Accountant.

In connection with the acquisition by MidCountry Financial Corp. ("MidCountry") of 100% of the common stock of Pioneer Financial Industries, Inc., the sole shareholder of Pioneer Financial Services, Inc. (the "Company"), MidCountry required the Company to change auditors for the Company's September 30, 2007 year-end audit. As previously reported on August 2, 2007 in the Company's Current Report on Form 8-K, as amended, filed with the Securities and Exchange Commission, on July 27, 2007, BKD LLP ("BKD") resigned as the Company's independent registered public accounting firm. The Company had anticipated using MidCountry's auditor, Deloitte & Touche LLP ("D&T"), to conduct the audit of the Company for the fiscal year ended for and as of September 30, 2007 ("9/30/07 fiscal year"). However, D&T did not agree to review the Company's interim financial statements for the interim period ended for and as of June 30, 2007 ("6/30/07 interim period"). As a result, the Board of Directors of the Company retained Mayer Hoffman McCann P.C. ("MHM") on August 13, 2007 to conduct the audit of the 9/30/07 fiscal year financial statements and the review of the 6/30/07 interim period financial statements.

During the two most recent fiscal years ended September 30, 2005 and September 30, 2006 and the subsequent interim period preceding the Company's engagement of MHM, neither the Company nor anyone on its behalf consulted MHM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered by MHM with respect to the Company's financial statements or (ii) any matter that was either a subject of a disagreement between the Company and BKD or a "reportable event" as defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER FINANCIAL SERVICES, INC.

By:	/s/ Thomas H. Holcom, Jr.
Thomas H. Holcom, Jr.
Chief Executive Officer and President

Date: August 14, 2007

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